As filed with the Securities and Exchange Commission on July 3, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0345740 (I.R.S. Employer Identification No.)

1014 Vine Street, Cincinnati, Ohio (Address of Principal Executive Offices)	45202 (Zip Code)

The Kroger Co. Savings Plan

(Full title of Plan)

Paul W. Heldman

Senior Vice President, Secretary and General Counsel

The Kroger Co.

1014 Vine Street

Cincinnati, Ohio 45202

(Name and address of agent for service)

(513) 762-4000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock $1 Par Value	25,000,000 shares(2)	$16.51	$412,750,000	$33,391.48

Preferred Stock Purchase Rights	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on June 26, 2003, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by The Wall Street Journal.

(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	Preferred Stock Purchase Rights will be issued in conjunction with the shares of Common Stock to be issued for no additional consideration and therefore no registration fee is required. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant is registering additional securities under the Plan covered hereby for which a Registration Statement on Form S-8, bearing Registration No. 333-45904, currently is effective, and therefore, pursuant to General Instruction E. of Form S-8, the Registrant elects to incorporate by reference the contents of such Registration Statement which constitute information required in the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 3, 2003.

THE KROGER CO.

By:	(* DAVID B. DILLON)
David B. Dillon, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 3, 2003.

Signature	Title

(* J. MICHAEL SCHLOTMAN) J. Michael Schlotman	Senior Vice President and Chief Financial Officer (principal financial officer)

(* M. ELIZABETH VAN OFLEN) M. Elizabeth Van Oflen	Vice President and Corporate Controller (principal accounting officer)

(* DAVID B. DILLON) David B. Dillon	Chief Executive Officer and Director (principal executive officer)

(* JOSEPH A. PICHLER) Joseph A. Pichler	Chairman of the Board of Directors and Director

(* DON W. MCGEORGE) Don W. McGeorge	President, Chief Operating Officer and Director

(* REUBEN V. ANDERSON) Reuben V. Anderson	Director

(* ROBERT D. BEYER) Robert D. Beyer	Director

(* JOHN L. CLENDENIN) John L. Clendenin	Director

(* RICHARD K. DAVIDSON) Richard K. Davidson	Director

(* JOHN T. LAMACCHIA) John T. LaMacchia	Director

(* DAVID B. LEWIS) David B. Lewis	Director

(* EDWARD M. LIDDY) Edward M. Liddy	Director

(* W. RODNEY MCMULLEN) W. Rodney McMullen	Director

(* CLYDE R. MOORE) Clyde R. Moore	Director

(* THOMAS H. O’LEARY) Thomas H. O’Leary	Director

(* KATHERINE D. ORTEGA) Katherine D. Ortega	Director

(* SUSAN M. PHILLIPS) Susan M. Phillips	Director

Steven R. Rogel	Director

(* BOBBY S. SHACKOULS) Bobby S. Shackouls	Director

*By:	(BRUCE M. GACK)
Bruce M. Gack Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 3, 2003.

THE KROGER CO. SAVINGS PLAN, ADMINISTRATIVE COMMITTEE

By:	/s/ PAUL HELDMAN
Name:	Paul Heldman
Title:	Chairman of the Administrative Committee

By:	/s/ RICHARD A. MANKA
Name:	Richard A. Manka
Title:	Member of the Administrative Committee

By:	/s/ J. MICHAEL SCHLOTMAN
Name:	J. Michael Schlotman
Title:	Member of the Administrative Committee

By:	/s/ JIM R. THORNE
Name:	Jim R. Thorne
Title:	Member of the Administrative Committee

By:	/s/ DELLA WALL
Name:	Della Wall
Title:	Member of the Administrative Committee

INDEX OF EXHIBITS

Exhibit 4	Amended and Restated Rights Agreement. Incorporated by reference to Exhibit 1 of Form 8-A/A Registration Statement, dated April 4, 1997, as amended by Form 8-A/A dated October 18, 1998.

Exhibit 5.1	Opinion of Paul W. Heldman, Esquire, including his consent. Filed herewith.

Exhibit 5.2	IRS Determination Letter. Incorporated by reference to Exhibit 5.2 of Registration Statement on Form S-8, File No. 333-11859.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. Filed herewith.

Exhibit 23.2	Consent of Paul W. Heldman, Esquire. Contained in the opinion filed as Exhibit 5.1 hereto.

Exhibit 24	Powers of Attorney of certain officers and directors of Kroger. Filed herewith.